UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 21, 2011

Lender Processing Services, Inc.

(Exact name of Registrant as Specified in its Charter)

001-34005

(Commission File Number)

Delaware	26-1547801
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-5100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Lender Processing Services, Inc. (the “Company”) approved performance-based retention incentive awards for certain of our executives, including Daniel T. Scheuble and Thomas L. Schilling, pursuant to the Company’s 2008 Omnibus Incentive Plan (the “Omnibus Plan”). Messrs. Scheuble and Schilling received awards with a target value of $600,000 and $475,000, respectively. The actual value of the awards will be determined based upon achievement of a performance-based goal established by the Committee relating to the Company’s operating margin, with one-half the target amount payable for threshold performance and two times the target amount payable for maximum performance (with interpolation being used to determine the amount of the award for achievement between the threshold, target and maximum levels). The executives will forfeit the awards and no amounts will be payable thereunder unless the threshold performance-based goal is met.

The measurement period for the performance-based goal is from October 1, 2011 through March 31, 2012. Following the performance period, the Committee will certify whether the performance-based goal has been met, and at what level, and will determine the amount payable with respect to each executive’s award and whether the award will be payable in cash or in shares of restricted stock. However, in order to receive the full amount payable under his award, each executive must remain employed with the Company for a period of two years, with one-third of the amount to be paid (or the restrictions on one-third of the restricted stock to lapse) on September 30, 2012, and the remaining two-thirds to be paid (or the restrictions on the remaining two-thirds of the restricted stock to lapse) on September 30, 2013.

In the event either Mr. Schilling or Mr. Scheuble is terminated without “cause” or terminates his employment for “good reason” (as those terms are defined in their respective employment agreements), then the time-based employment requirements relating to the award will lapse. However, the executive will receive the amount payable under his award only if the Committee has already or subsequently determines that the performance-based goal has been achieved. If an executive’s employment terminates as a result of his death or disability, then the executive will receive a pro-rated amount (based upon the period of his service during the term of the award) at the level at which performance-based goal was achieved (or at the target level if the Committee has not yet made such a determination). If an executive’s employment is terminated for “cause” or the executive voluntarily terminates without “good reason,” then the executive will forfeit any portion of the award that has not been paid prior to the date of termination. This description of the terms and conditions of the performance-based retention incentive awards is a summary and is qualified in its entirety by the terms and conditions of the related award agreement, which we will file with our next Quarterly Report on Form 10-Q, and the Omnibus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.

Date: September 27, 2011	By:	/s/ Thomas L. Schilling
Thomas L. Schilling
Executive Vice President and Chief Financial Officer